EXHIBIT 32.2

CERTIFICATION

In connection with the quarterly report of Findex.com, Inc. (the “company”) on Form 10-QSB for the period ending June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), I, Kirk R. Rowland, Chief Financial Officer of the company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350, as adopted), that:

(1)	The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the company at the end of the periods covered by the Quarterly Report.

In Witness Whereof, the undersigned has set his hand hereto as of this 21st day of August, 2006.

By:	/s/ Kirk R. Rowland
Kirk R. Rowland
Chief Financial Officer